Exhibit 99.1

NEOTHETICS REPORTS FIRST QUARTER 2016 FINANCIAL RESULTS

SAN DIEGO, May 12, 2016 — Neothetics, Inc. (NASDAQ: NEOT) today reported financial results and business progress for the first quarter 2016.

First Quarter 2016 Highlights

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Neothetics plans to conduct a Phase 2 trial with a modified formulation of LIPO-202 in the third quarter of 2016 for the reduction of central abdominal bulging, which the company anticipates having top-line data from in first quarter of 2017. This Phase 2 study will be a randomized, double-blind, placebo-controlled trial designed to assess the efficacy, safety and tolerability of a modified formulation of LIPO-202. Neothetics also plans to conduct a Phase 2 proof of concept study of LIPO-202 for the reduction of localized fat deposits under the chin (submental fat) in the third quarter of 2016, which the company anticipates having top-line data from by year end 2016.

First Quarter Ended March 31, 2016 Financial Results

Research and development expenses for the first quarter of 2016 were $3.3 million, compared to $4.7 million for the same quarter in 2015. The decrease in R&D expenses in year over year primarily reflects completion of the Phase 3 LIPO-202 AbCONTOUR1 and AbCONTOUR2 clinical trials and reduction in various R&D expenses.

General and administrative expenses for the first quarter of 2016 were $2.5 million, compared to $1.9 million for the same quarter in 2015. The increase in general and administrative expenses year over year is primarily attributable to costs incurred in connection with separation agreements with our former Chief Executive Officer and other former employees.

Net loss for the first quarter of 2016 was $6.0 million, or $0.44 basic and diluted net loss per share, compared to a net loss of $6.9 million, or $0.50 basic and diluted net loss per share, for the same period in 2015.

Cash and cash equivalents were $24.1 million as of March 31, 2016 compared to $37.7 million as of December 31, 2015. Revision of our loan facility, which included a partial repayment of $6 million, drove a portion of the decrease in cash quarter over quarter.

Administerial Matters In order to enable the Company to satisfy its compliance requirements, Susan Knudson has been appointed as principal executive officer on an interim basis.

About LIPO-202

LIPO-202 is an injectable formulation of salmeterol xinafoate, a well-known long-acting ß2-adrenergic receptor agonist used in several FDA-approved drugs, including ADVAIR® for asthma. LIPO-202 is designed to be a locally-injected drug that causes localized shrinking of fat cells without any effect on nearby tissues. LIPO-202 activates ß2-adrenergic receptors on fat cells, triggering the metabolism of triglycerides stored in the fat cells, and thereby shrinking them across the treatment area.  LIPO-202 clinical research is focused on reducing undesirable localized areas of fat, including central abdominal fat in non-obese patients (stomach rolls) and submental fat (double chin).

About Neothetics, Inc.

Neothetics is a clinical-stage specialty pharmaceutical company focused on development and commercialization of therapeutics for the aesthetic market. Our current focus is on localized fat reduction and body contouring. Neothetics’ product candidate, LIPO-202, is a potential injectable treatment for undesirable, localized areas of fat that requires no pain management before or after treatment and no downtime without damage to nearby tissues. For more information on Neothetics, please visit www.neothetics.com. Neothetics, LIPO-202, LIPO-102 and the Neothetics logo are trademarks or registered trademarks of Neothetics, Inc. Other names and brands may be claimed as the property of others.

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the ability to develop a modified formulation of LIPO-202, timing of conducting and obtaining results from Phase 2 trials and proof of concept study with a modified formulation of LIPO-202, whether our modified formulation of LIPO-202 is able to demonstrate positive results, Neothetics’ plans to research, develop and commercialize LIPO-202 and other product candidates, as well as expected timing for reporting results from clinical trials. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Neothetics’ current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with clinical trials, such as the ability to enroll a sufficient number of patients on a timely basis into clinical trials, the extent to which the clinical trials achieve positive results, product development activities,  obtaining regulatory approval to commercialize LIPO-202 and other product candidates, the need to raise additional funding, when needed, in order to conduct our business, the degree of market acceptance of LIPO-202 by physicians, patients and others in the medical community, our reliance on third parties, including third-party suppliers for manufacturing and distribution of products, regulatory developments in the United States and foreign countries, Neothetics’ ability to obtain and maintain intellectual property protection for LIPO-202 and its product candidates, competition in the aesthetics industry and other market conditions. All forward-looking statements contained in this press release speak only as of the date on which they were made. Neothetics undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents the company files with the SEC available at www.sec.gov, including without limitation, Neothetics’ Form 10-K for the year ended December 31, 2015 and subsequent Quarterly Reports on Form 10-Q.

Neothetics, Inc.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Operating expenses:
Research and development	$3,260,298	$4,700,668
General and administrative	2,520,871	1,937,321
Total operating expenses	5,781,169	6,637,989
Loss from operations	(5,781,169)	(6,637,989)
Interest income	19,737	7,455
Interest expense	(265,124)	(271,846)
Net loss	$(6,026,556)	$(6,902,380)
Net loss per share, basic and diluted	$(0.44)	$(0.50)
Weighted average shares used to compute basic and diluted net loss per share	13,757,582	13,671,311

Neothetics, Inc.

Condensed Balance Sheets

(Unaudited)

	March 31,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$24,089,869	$37,748,603
Prepaid expenses and other current assets	1,075,300	1,976,997
Total current assets	25,165,169	39,725,600

Restricted cash	200,000	200,000
Property and equipment, net	168,596	186,372
Total assets	$25,533,765	$40,111,972
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,420,315	$4,017,192
Accrued clinical trial expenses	630,419	1,422,810
Other accrued expenses	1,038,685	903,148
Long-term debt, current portion	785,123	2,756,351
Total current liabilities	3,874,542	9,099,501
Long-term debt, net of current portion	3,154,380	7,205,176
Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 300,000,000 shares authorized; 13,799,196 and 13,750,016 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	1,379	1,374
Additional paid-in capital	137,361,777	136,637,678
Accumulated deficit	(118,858,313)	(112,831,757)
Total stockholders’ equity	18,504,843	23,807,295
Total liabilities and stockholders’ equity	$25,533,765	$40,111,972

COMPANY CONTACTS:

Susan A. Knudson

Chief Financial Officer

858-500-7780

sknudson@neothetics.com

Fara Berkowitz, R.Ph, Pharm.D

Senior Director, Investor Relations and Corporate Development

646-494-1589

fberkowitz@neothetics.com